Exhibit 10.4

BECKERMAN
PUBLIC RELATIONS

CONTRACT BY AND BETWEEN

BECKERMAN PUBLIC RELATIONS

AND

Car Charging, Inc.

LETTER OF AGREEMENT

We appreciate your decision to retain Beckerman Public Relations to render public relations services. This letter will serve to confirm the terms of those services and will ensure that we have a clear understanding of our agreement from the outset.

Beckerman Public Relations, located at One University Plaza, Suite 507, Hackensack, NJ 07601, is appointed Public Relations Agency of Record for Car Charging, Inc.

Beckerman Public Relations will charge Client a monthly retainer of $8,500.00 for all public relations services, hereinafter defined as, and inclusive of the following:

(the "Services") for a minimum initial term of twelve months, effective December 14, 2009 through December 13, 2010. Upon execution of this contract, Beckerman Public Relations shall receive 100,000 shares of restricted stock. A security deposit representing one month's retainer shall also be due upon execution of contract.

After the initial twelve-month term, this agreement shall automatically renew for an additional twelve-month period at the same monthly rate provided, however, that dining the initial twelvemonth term, and/or during any subsequent renewal, either party may cancel this agreement upon thirty (30) days written notice. Client shall be required to pay the monthly retainer during the 30 day notice period should Client terminate

We shall implement a public relations program from December 14, 2009 through December 13, 2010. Any tasks requested by the Client, but not included within the scope of the Services to be rendered will be considered additional work and a separate retainer letter will be prepared. It is expressly understood and agreed that we will not incur any additional fees outside the scope of the Services without the prior written consent of the Client and that Client shall not be liable or responsible for charges incurred without such prior approval. We will achieve your goals as outlined in our proposal and a forthcoming timeline. A detailed summary of all work performed shall be provided to Client on a bimonthly basis.

The monthly retainer includes all writing and media relations. Expenses other than copying, faxing photography and video (which shall be included within the monthly retainer fee as part of the Services) will be directly billed to Client.Expenses that are to be billed to Client shall require Client's prior written approval to the extent they exceed an aggregate monthly amount of $100.00 and may include for the purposes of illustration but not limitation, tracking software and databases, overnight packages, travel (only upon Client's express prior written approval) media monitoring, news clipping

LETTER OF AGREEMENT

and newswire release services. Beckerman Public Relations will coordinate contracts for Client where necessary. To the extent applicable, (upon receipt of Client approval as set forth herein) Becket man Public Relations shall provide you with a detailed itemized accounting of all expenses incurred on your behalf

You agree that any approved expenses incurred by Beckerman Public Relations for providing the aforementioned Services will be reimbursed by you. Billing of these expenses will be conducted on a monthly basis.

Invoicing schedule is the 15th of each month representing the retainer for the next month and out-of-pocket expenses for the prior month. Client shall pay invoices within 15 days of the invoice date.

During the term of this agreement, Client gives Beckerman Public Relations the right to publish their Agency of Record status in the media as well as for their own marketing purposes. In addition, Client gives Beckerman Public Relations the right to publish all of their approved public relations articles on the Beckerman Public Relations website with prior consent by the Client.

All articles, press releases and other materials generated by Beckerman Public Relations are the property of Client, which will have the right to publish and/or re-print these materials during and after the term of this agreement.

Recognizing the time and expense of Beckerman Public Relations' investment in its employees, Client agrees that it shall not directly or indirectly employ, hire or retain any person who is an employee of Beckerman Public Relations during the term of this Agreement and for a period of eighteen (18) months following the termination of this Agreement. In the event Client directly or indirectly employs, hires, or retains a Beckerman Public Relations employee during this timeframe, Client shall pay Beckerman Public Relations a fee of $100,000.00 (One hundred thousand dollars) per occurrence, prior to start of employment.

By execution of this agreement, Client agrees to indemnify, defend and hold harmless Beckerman Public Relations against any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorney's fees and expenses, arising out of Beckerman Public Relations utilization of any authorized information, excluding negligence, intentional wrongdoing or improper use.

This agreement and the attachments hereto, if any, constitute the entire agreement between the parties with respect to the subject matter herein and there are no representations, understandings, or agreements relative hereto which are not fully expressed herein.

CONTRACT ACCEPTED BY:

Signature:	/s/ Donald McIver	Print Name:	Donald McIver
Beckerman Public Relations

12/12/09

Date

Signature:	/s/ Andy Kinard	Print Name:	Andy Kinard
Car Charging, Inc.

12/11/09

Date

Exhibit A
Contact Information - List Key Contacts

For Billing/Invoicing:

Contact	Email address
Address	City	State	Zip Code
Work Phone #	Cell Phone #

For account work:

Contact	Email address
Address	City	State	Zip Code
Work Phone #	Cell Phone #

Contact	Email address
Address	City	State	Zip Code
Work Phone #	Cell Phone #

Contact	Email address
Address	City	State	Zip Code
Work Phone #	Cell Phone #